Exhibit 10.7
NOTE PURCHASE AGREEMENT
     NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of September 10, 2010, by and among Highbridge International LLC (“Seller”), Alseres Pharmaceuticals, Inc. (the “Company”) and Robert L. Gipson (“Gipson”).
     For the purposes of this Agreement, affiliates of Gipson ( “Affiliates”) shall include members of his family, Ingalls & Snyder LLC, its officers, employees, clients, members of their families, and any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any of the foregoing.
     1. Purchase and Sale. Subject to the terms and conditions of this Agreement, (i) Seller hereby sells to the Company, and the Company hereby purchases from Seller, effective as of the Closing Date (as defined below), $5,880,000 principal amount of Convertible Promissory Note issued on May 2, 2007 by the Company (the “Purchased Security”) for an aggregate purchase price payable in immediately available federal funds in an amount equal to $602,700 (the “Purchase Price”), payable at the Closing (as defined below).
     2. Representations and Warranties of Seller. Seller hereby represents and warrants to the Company as of the date hereof and as of the Closing Date that:
     a. Seller is duly authorized to enter into this Agreement and to perform its obligations hereunder, and this Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms;
     b. the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and general principles of equity;
     c. Seller has no liability of any kind to any broker, finder or agent in respect of the Purchased Security except any such liability that will be satisfied in full by Seller; and
     d. Seller is the legal and beneficial owner of the Purchased Security and has the right to sell the Purchased Security to the Company without the consent of, or notice to or filing with, any other person or entity whatsoever (governmental or otherwise), and upon consummation of the Closing, the Purchased Security shall be owned by the Company free of any liens, charges, encumbrances, rights of first refusal or other adverse claims or rights whatsoever.
     3. Representations and Warranties of the Company. The Company hereby represents and warrants to Seller that:
     a. the Company is duly authorized to enter into this Agreement and to perform its obligations hereunder, and this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;
     b. the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and general principles of equity;
     c. the Company has no liability of any kind to any broker, finder or agent in respect of the Purchased Security except any such liability that will be satisfied in full by the Company; and
     d. all documents and disclosure filed by the Company with the Securities and Exchange Commission regarding the Company and its subsidiaries or its or their business and prospects is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the 12 months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists (other than the consummation of the transactions contemplated hereby) with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company does not currently have any letters of intent, memoranda of understanding or other agreement with any person or entity, whether binding or non-binding, with respect to the purchase or sale of the Company or any of its subsidiaries in whole or in part, an investment in or recapitalization of the Company or any of its subsidiaries by any entity or person not Affiliated with Gipson or the purchase, sale or licensing of any of the Company’s or any of its subsidiaries’ assets.
     4. Representations and Warranties of Gipson. Gipson hereby represents and warrants to Seller as of the date hereof and as of the Closing Date that neither Gipson nor any of his Affiliates currently have any letters of intent, memoranda of understanding or other agreement with any person or entity, whether binding or non-binding, with respect to the purchase or sale of the Company or any of its subsidiaries in whole or in part, an investment in or recapitalization of the Company or any of its subsidiaries by any entity or person not Affiliated with Gipson or the purchase, sale or licensing of any of the Company’s or any of its subsidiaries’ assets.
     5. Closing. The closing of the purchase and sale of the Purchased Security (the “Closing”) will take place on the second business day following the date hereof (the “Closing Date”). Upon execution of this Agreement, Seller shall deliver to the Company the security representing the Purchased Security duly endorsed for transfer or accompanied by instruments of transfer in a form satisfactory to the Company, with instructions to issue a security or securities for the Purchased Security by the Company in the name of the Company. At the Closing, the Company will deliver cash by wire transfer of immediately available funds as follows: (1) $573,300 to Seller to the account designated in Exhibit A hereto and (2) $29,400 to ISI Capital, LLC to the account designated in Exhibit B hereto.
     6. Entire Agreement. This Agreement is the entire agreement between the parties respecting the Purchased Security and supersedes all such prior agreements.
     7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York with respect to agreements entered into within New York State by residents thereof.
     8. Counterparts, Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be considered an original document. This Agreement may be delivered by facsimile, which shall be deemed an original counterpart for all purposes.
[Signatures commence next page]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above-written.

HIGHBRIDGE INTERNATIONAL LLC
By:	Highbridge Capital Management, LLC,
Its Trading Manager

By:

Name:
Title:

ALSERES PHARMACEUTICALS, INC.

By:

Name:
Title:

ROBERT L GIPSON